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CONTACT:  MARK A. KOPSER
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
            OR
          RICHARD J. SIRCHIO
          TREASURER AND VICE PRESIDENT/INVESTOR RELATIONS
          (972) 713-3500


                     UNITED SURGICAL PARTNERS INTERNATIONAL
                             ANNOUNCES DEBT OFFERING

DALLAS, TEXAS (DECEMBER 3, 2001) - United Surgical Partners International, Inc. (Nasdaq/NM:USPI) today announced that its wholly owned subsidiary, United Surgical Partners Holdings, Inc., intends to offer $150 million of senior subordinated notes due 2011 in an offering within the United States to qualified institutional investors and outside the United States to non-U.S. investors. The offering is expected to close in December 2001.

        United Surgical Partners International intends to use the net proceeds of the offering to repay all outstanding indebtedness under certain of its credit facilities, redeem its outstanding 10% senior subordinated notes, redeem the outstanding shares of its Series D redeemable preferred stock, and for general corporate purposes, including acquisitions and the repayment of certain working capital lines of credit in Spain.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The securities to be offered will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state laws.

        United Surgical Partners International, headquartered in Dallas, Texas, owns and operates 48 surgical facilities in the United States, Spain and the United Kingdom.

        THE ABOVE STATEMENTS INCLUDE FORWARD-LOOKING STATEMENTS BASED ON
CURRENT MANAGEMENT EXPECTATIONS.  NUMEROUS FACTORS EXIST WHICH MAY CAUSE
RESULTS TO DIFFER FROM THESE EXPECTATIONS. MANY OF THE FACTORS THAT WILL DETERMINE THE COMPANY'S FUTURE RESULTS ARE BEYOND THE ABILITY OF THE COMPANY
TO CONTROL OR PREDICT. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES RELATING TO THE COMPANY, INCLUDING WITHOUT LIMITATION, (I) POSSIBLE CHANGES IN REIMBURSEMENT TO HEALTHCARE PROVIDERS AND INSURERS THAT MAY REDUCE PAYMENTS;
(II) ITS ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND PERSONNEL, INCLUDING PHYSICIANS; (III) THE GEOGRAPHIC CONCENTRATION OF THE COMPANY'S OPERATIONS; (IV) RISKS ASSOCIATED WITH THE COMPANY'S ACQUISITION AND DISPOSITION STRATEGIES; (V) THE REGULATED NATURE OF THE HEALTHCARE INDUSTRY; (VI) THE
HIGHLY COMPETITIVE NATURE OF THE HEALTHCARE BUSINESS; AND (VII) THOSE RISKS
AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, THE COMPANY'S ACTUAL RESULTS
MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS OR TO MAKE ANY OTHER FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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